SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTIONS 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): August 17, 2007
UNIVERSAL ELECTRONICS INC.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	0-21044 (Commission File No.)	33-0204817 (I.R.S. Employer Identification No.)
6101 Gateway Drive
Cypress, California 90630
(Address of principal executive offices, with Zip Code)
(714) 820-1000
(Registrant’s telephone number, including area code):

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 8.01 Other Events
Item 9.01 Financial Statements and Exhibits
SIGNATURES
EXHIBIT 99.1

Item 8.01 Other Events
Rule 10b5-1 promulgated under the Securities Exchange Act of 1934 permits an individual who is not then in possession of material nonpublic information to establish a prearranged plan to buy or sell stock. The rule allows an individual to buy or sell shares of stock at a specific price in the future, regardless of any subsequent material nonpublic information.
Paul Arling, chief executive officer of Universal Electronics, Inc. (“UEI”), has established a trading plan in accordance with Rule 10b5-1 of the Securities Exchange Act. Mr. Arling is planning to participate for personal financial planning purposes.
During his eleven-year tenure with UEI, Mr. Arling has accumulated both qualified and non-qualified employee stock options as part of his compensation. Under his trading plan, Mr. Arling intends to exercise 160,000 employee stock options that are set to expire in 2008 and to start selling the underlying shares of UEI common stock beginning in August 2007 and continuing from time to time until August 2008, subject to the market price of the stock. This process will facilitate the orderly exercise of employee stock options and the sale of common stock for personal financial planning purposes with the goal of minimizing any market impact and avoiding any concerns about the timing of the transactions.
On August 17, 2007 UEI has issued a press release regarding Mr. Arling’s trading plan. A copy of the press release is included as Exhibit 99.1 to this report.
Item 9.01 Financial Statements and Exhibits
(c) Exhibits. The following exhibit is furnished with this report.
99.1 Press Release of Universal Electronics Inc. dated August 17, 2007.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Universal Electronics Inc.
Date: August 17, 2007	By:	/s/ Bryan Hackworth
Bryan Hackworth
Chief Financial Officer (Principal Financial Officer)